Exhibit 99.1

For immediate release April 23, 2007	Bill Haag Preformed Line Products 440-473-9298
Preformed Line Products Expands its Presence into
Central Europe with the Acquisition of BELOS S.A.
Mayfield Village, Ohio — April 23, 2007 — Preformed Line Products (PLP) today announced an agreement to acquire 84% of BELOS S.A., a manufacturer of fittings and equipment for power utility and mining applications based in Central Europe. The acquisition will strengthen PLP’s platform in Europe while enhancing its worldwide product offerings and opening new lines of business.
Established in 1947, BELOS employs over 230 people, and operates from manufacturing and office facilities based in Bielsko-Biala, Poland. BELOS is known throughout Europe as a leading manufacturer of fittings for low, medium and high voltage overhead power networks, power supply units for electrostatic precipitators and equipment for surface mining operations and hard coal mines. With a broad range of over 2,000 products, this complimentary addition will quickly expand PLP’s existing product offerings, and better position it to meet a growing demand from customers looking for a “one stop shopping” experience.
BELOS will be integrated into PLP’s international subsidiary companies. “The acquisition of BELOS provides PLP with access into fast-developing Central and Eastern European markets, and expands PLP’s existing product offerings and manufacturing capabilities in the region,” stated Rob Ruhlman, PLP’s Chairman and CEO. “BELOS brings quality, engineering, production and marketing expertise into the mix and serves markets currently untapped by PLP.”
“The management and staff of BELOS support this undertaking and look forward to growing the business within PLP’s International Operations group, and continuing to serve new and existing customers,” said Jerzy Szpineter, BELOS’ General Director.
“This is a move forward for BELOS and PLP, and we are excited about the new opportunities it will bring to both companies,” added Bill Haag, Vice President of International Operations for PLP. “I am sure working with the BELOS management team and employees will take our business in this region to the next level.”

Founded in 1947, Preformed Line Products (NASDAQ: PLPC) is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies. Headquartered in Cleveland, Ohio, the Company operates four domestic manufacturing centers, located in Rogers, Arkansas, Albuquerque, New Mexico, Albemarle, North Carolina and Asheville, North Carolina. PLP serves worldwide markets through international operations in Australia, Brazil, Canada, China, England, Mexico, New Zealand, South Africa, Spain and Thailand.
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company’s products, increases in raw material prices, the Company’s ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading “Forward-Looking Statements” in the Company’s Form 10-K filed with the SEC on March 15, 2007. The Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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